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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 1997



                         NEURO NAVIGATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


         0-25136                                        33-0464753
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(Commission File Number)                     (IRS Employer Identification No.)


3180 Pullman Street, Costa Mesa, California                92626
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:        (714) 557-9111
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                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5.    OTHER EVENTS


On February 28, 1997 the Registrant received notice from a wholly-owned subsidiary of Ballard Medical Products, a Utah corporation ("Ballard"), of Ballard's exercise of its option to purchase all of Registrant's assets. The option to purchase such assets was granted to Ballard pursuant to a Stock Purchase and Option Agreement entered into on July 17, 1995 as amended (the "Option Agreement"). Pursuant to the terms of the Option Agreement, the $4.2 million purchase price will be offset by deducting various amounts including a $500,000 option payment previously paid by Ballard, approximately $3.7 million of advances made to Registrant and approximately $5,000 to redeem 200,000 shares of Series A Preferred Stock. As a result of such offsets provided in the Option Agreement, Registrant will receive no net proceeds from the exercise of the option. The sale of assets is scheduled to occur on or about March 19, 1997.

The assets include without limitation the Registrant's trade and accounts receivable, equipment, machinery, leasehold improvements, furniture, tooling, molds, vehicles, fixed assets, inventory (including all raw materials, work in process and finished goods), intellectual property (including all rights to the Registrant's corporate name), certain specified contracts and agreements and all permits, licenses, approvals and the like (including all Premarket Approval Applications and Premarket Notification filings under Section 510(k) of the federal Food, Drug and Cosmetic Act filed with the Food and Drug Administration). All of the Assets are located at the Registrant's principal facilities in Costa Mesa, California.

Ballard is in the business of manufacturing and marketing specialized medical products for use in many areas of the hospital, such as intensive-care units, emergency services, gastroenterolgy and radiology procedures rooms, burn units and respiratory therapy. Its address is 12050 Lone Peak Parkway, Draper, Utah 84020.

On February 26, 1997 the Registrant and Target Therapeutics Inc. (Target) mutually agreed to terminate their Distribution Agreement dated December 30, 1993 under which Target distributed certain of the Company's products in Japan. The termination was effective March 6, 1997.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Not Applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Not Applicable.

     (c)  Exhibits

          2.1 Stock Purchase and Option Agreement dated July 17, 1995 between the Registrant and Ballard Medical Products, including all exhibits thereto. (Previously filed as Exhibit with the same exhibit number to Neuro Navigational Corporation Form 10-SB No. 0-25136 dated September 30, 1994.)

          10.12 Distribution Agreement dated December 30, 1993, between the Registrant and Target Therapeutics, Inc. (Previously filed as Exhibit with the same exhibit number to Neuro Navigational Corporation Form 8-K Current Report dated July 17, 1995.)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NEURO NAVIGATIONAL CORPORATION
                              (Registrant)


Dated: March 13, 1997         By:  /s/ Brett L. Scott
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                                   Brett L. Scott
                                   Chief Financial Officer and Secretary